EXHIBIT 10.4
FIRST AMENDMENT TO
COOPER INDUSTRIES, LTD.
AMENDED AND RESTATED
DIRECTORS’ RETAINER FEE STOCK PLAN
(November 4, 2008 Restatement)
WHEREAS, the Company maintains the Cooper Industries, Ltd. Amended and Restated Directors’ Retainer Fee Stock Plan (the “Plan”); and
WHEREAS, the Company’s Board of Directors has approved amending the Plan to eliminate income deferrals under the Plan;
RESOLVED, effective as of February 9, 2009, Section 7 of the Plan is hereby amended by adding the following sentence at the end of the first paragraph of such section:
Notwithstanding any other provision of this Plan, no Deferral Election may be made with respect to any shares of Common Stock that would otherwise be payable to such Director after January 2, 2009, in the absence of such Deferral Election.
COOPER INDUSTRIES, LTD.

By:	/s/ James P. Williams James P. Williams
Senior Vice President
Human Resources